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                                                                    Exhibit 10.9

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT


     This Second Amended and Restated Credit Agreement (the "Agreement") is entered into as of the 26/th/ day of March, 2002, by and between GRAD PARTNERS, INC., a Delaware corporation ("Grad Partners"), STUDENT LOAN XPRESS, INC., a Delaware corporation ("Xpress"), and FIFTH THIRD BANK, an Ohio banking corporation ("Lender") (Grad Partners and Xpress are each referred to hereinafter, from time to time, as a "Borrower" and collectively, from time to time, as the "Borrowers").

     WHEREAS, Grad Partners and Lender are parties to a Credit Agreement dated September 17, 2001 (the "Original Agreement");

     WHEREAS, Grad Partners and Lender are parties to a First Amended and Restated Credit Agreement, amending and restating the Original Agreement, dated January 7, 2002 (the "First Amended and Restated Agreement");

     WHEREAS, Grad Partners and Lender desire to amend and restate in its entirety the First Amended and Restated Agreement to add Xpress as a party thereto; and

     WHEREAS, Xpress desires to become a party to such amended and restated agreement.

     NOW THEREFORE, the parties agree as follows:

     Section 1. Definitions. Certain capitalized terms have the meanings set forth on any exhibit hereto or in the Security Agreement. All financial terms used in this Agreement but not defined on the exhibits or in the Security Agreement have the meanings given to them by generally accepted accounting principles. All other undefined terms have the meanings given to them in the Ohio Uniform Commercial Code. The following definitions are used herein:

          "Affiliate" has the meaning set forth in Section 5.9 hereof.

          "Available Credit" has the meaning set forth in Section 2.1 hereof.

          "Closing Date" means March 26, 2002.

          "Collateral" means the Grad Partners Collateral or the Xpress Collateral, as appropriate.

          "Costs" has the meaning set forth in Section 4.8 hereof.

          "Default Rate" has the meaning set forth in Section 2.2(c) hereof.

          "Environmental Laws" has the meaning set forth in Section 3.11(d) hereof.

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          "ERISA" has the meaning set forth in Section 3.13 hereof.

          "ERISA Affiliate" has the meaning set forth in Section 3.13 hereof.

          "Event of Default" has the meaning set forth in Section 6.1 hereof.

          "Grad Partners Collateral" means the Collateral, as such term is defined in the Grad Partners Security Agreement.

          "Grad Partners Security Agreement" means the First Amended and Restated Security Agreement of even date herewith by and among Lender, Grad Partners and Fifth Third Bank as eligible lender trustee on behalf of Grad Partners.

          "Guarantor" means Direct III Marketing, Inc., a Delaware corporation.

          "Guaranty" means that certain Amended and Restated Continuing Guaranty Agreement, of even date herewith, by and between Direct III Marketing, Inc., a Delaware corporation, and Fifth Third Bank, an Ohio banking corporation, for itself and as agent for any affiliate of Fifth Third Bancorp.

          "Line of Credit" has the meaning set forth in Section 2.1 hereof.

          "Loan Documents" means this Agreement, the Notes, the Security Agreement, the Guaranty, and every other document or agreement executed by any party evidencing, guarantying or securing any of the Obligations; and "Loan Document" means any one of the Loan Documents.

          "Loan and Security Agreement" means a Loan and Security Agreement in a form acceptable to Lender between a Borrower and a LSA Debtor pursuant to which the LSA Debtor has granted a security interest to the Borrower in certain Student Loans originated by or on behalf of such LSA Debtor with funds provided by such Borrower.

          "LSA Debtor" means a graduate school or other student loan originator who has entered into a Loan and Security Agreement with one of the Borrowers.

          "Maturity Date" means, with respect to the Line of Credit and the Revolving Notes, the first (1st) anniversary of the Closing Date; provided that the Maturity Date shall automatically be extended for subsequent one-year periods unless either of the Borrowers or Lender provides written notice of their intention to terminate at least sixty (60) days prior to such Maturity Date.

          "Note" or "Notes" has the meaning set forth in Section 2.1(c) hereof.

          "Obligation(s)" means all loans, advances, indebtedness, liabilities and obligations of each respective Borrower owed to each of Lender and the affiliates of Fifth Third Bancorp of every kind and description whether now existing or hereafter arising including,

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without limitation, those owed by each respective Borrower to others and acquired by Lender or any affiliate of Fifth Third Bancorp, by purchase, assignment or otherwise, and whether direct or indirect, primary or as guarantor or surety, absolute or contingent, liquidated or unliquidated, matured or unmatured, whether or not secured by additional collateral, and including without limitation all liabilities, obligations and indebtedness of such Borrower arising under this Agreement, the applicable Note and the other Loan Documents to which such Borrower is a party, all obligations to perform or forbear from performing acts, all amounts represented by letters of credit now or hereafter issued by Lender for the benefit of or at the request of each respective Borrower, and all expenses and attorneys' fees incurred by Lender and any affiliate of Fifth Third Bancorp under this Agreement or any other document or instrument related to any of the foregoing.

          "Ohio Uniform Commercial Code" means the Uniform Commercial Code as in effect in the state of Ohio on the date hereof.

          "Permitted Liens" has the meaning set forth in Section 3.9 hereof.

          "Reportable Event" has the meaning set forth in Section 3.13 hereof.

          "Revolving Commitment" has the meaning set forth in Section 2.1(a) hereof.

          "Revolving Loans" has the meaning set forth in Section 2.1(a) hereof.

          "Revolving Note" or "Revolving Notes" has the meaning set forth in
Section 2.1(c) hereof.

          "Security Agreements" means the Grad Partners Security Agreement and the Xpress Security Agreement.

          "Student Loans" shall mean loans made to or for the benefit of eligible students to cover the cost of attending eligible post secondary education institutions that are originated pursuant to the Federal Family Education Loan Program authorized under the Higher Education Act of 1965, as amended from time to time, or, subject to the prior written consent of the Lender, authorized under a private consumer education loan program.

          "Termination Date" means with respect to the Line of Credit, the earlier of (i) the Maturity Date and (ii) the date upon which the entire outstanding balance under each Note shall become due pursuant to the provisions hereof (whether as a result of acceleration by Lender or otherwise).

          "Unused Line of Credit Fee" has the meaning set forth in Section 2.4 hereof.

          "Xpress Collateral" means the Collateral, as such term is defined in the Xpress Security Agreement.

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          "Xpress Security Agreement" means the Security Agreement of even date herewith by and among Lender, Xpress and Fifth Third Bank as eligible lender trustee on behalf of Xpress.

     Section 2.   Loans.

     2.1. Revolving Credit Loans. (a) Subject to the terms and conditions hereof and in reliance upon the representations and warranties of each Borrower herein, Lender hereby extends to the Borrowers a line of credit facility (the "Line of Credit") pursuant to which Lender, provided no Event of Default has occurred, shall make separate loans to either Borrower or both Borrowers on a revolving basis upon such Borrower's request from time to time during the term of this Agreement (the "Revolving Loans") in amounts not exceeding, in the aggregate, Fifteen Million Dollars and no/100 ($15,000,000) (the "Revolving Commitment"). The available amount that each Borrower may borrow under the Line of Credit at any one time shall not exceed $15,000,000, less all amounts then borrowed by and outstanding with respect to both Borrowers under the Line of Credit (the "Available Credit"). Lender may create and maintain reserves from time to time based on such credit and collateral considerations as Lender may deem appropriate. Each Borrower may borrow, prepay, in whole or in part, and reborrow under the Line of Credit; provided that, in the event that the principal amount of all Revolving Loans outstanding at any one time under the Line of Credit shall exceed $15,000,000, or in the event that either Borrower has exceeded its Available Credit, the Borrower whose borrowing caused such excess shall immediately repay the amount of such excess to Lender in cash. In the event such Borrower fails to pay such excess, Lender may, in its discretion, setoff such amount against such Borrower's accounts at Lender.

          (b) Each Borrower may request a Revolving Loan by written notice to Lender, via facsimile transmission, electronic mail or otherwise, at any time before 12:00 p.m. on the date that such Borrower shall request that such Revolving Loan be advanced, which written request shall include a description of the Student Loans to be funded with the Revolving Loan. Both Borrowers may request Revolving Loans on the same day and each Borrower may request multiple Revolving Loans on the same day, provided that Lender shall have no obligation to fund a Revolving Loan until such time as the immediately preceding Revolving Loan to the Borrower requesting the Revolving Loan has been repaid. Lender shall make each Revolving Loan by crediting the amount thereof to the requesting Borrower's account at Lender. The proceeds of the Line of Credit shall be used
(i) to fund Student Loans made directly by the requesting Borrower or (ii) pursuant to a Loan and Security Agreement to fund Student Loans made by graduate school institutions or Student Loan originators that have agreed to sell such Student Loans to a Borrower or its Affiliates.

          (c) Each Borrower shall execute and deliver to Lender a revolving credit promissory note or a second amendment to its revolving credit promissory note, as appropriate, dated as of the Closing Date, in substantially the forms attached as Exhibit 2.1, as amended from time to time (each, either on its own or, combined with the document it amends, as appropriate, a "Revolving Note" or "Note" and, collectively, the "Notes"), in the maximum principal amount of the Revolving Commitment and bearing interest at such rate, and payable upon such terms, as specified in each Revolving Note.

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          (d)  The entire outstanding principal amount of each Revolving Loan made under the Line of Credit shall be repaid by no later than 5:00 p.m. on the same Business Day such Revolving Loan is made, or, if not repaid at such time, shall bear interest as set forth in the applicable Note. In the event any Revolving Loan is not repaid by 5:00 p.m. on the third Business Day after such Revolving Loan is made, such principal amount and all accrued and unpaid interest shall be immediately due and payable and the right of the Borrower who requested such Revolving Loan to additional Revolving Loans under the Line of Credit shall cease. Any further extension of any repayment date of any Revolving Loan shall be agreed upon by Lender in writing in its sole discretion.

          (e) The entire unpaid balance of the Line of Credit, plus all accrued and unpaid interest, and any other charges, advances and fees, if any, outstanding under the Revolving Loan shall be due and payable in full on the Termination Date. Each Borrower may prepay its Note in whole or part at any time.

     2.2  Time of Payment; Late Payments.

     (a) Each Borrower agrees on behalf of itself that it shall make all payments of principal, interest and all other Obligations no later than 5:00 p.m., Cincinnati time, on the Business Day such payments are due; any and all amounts paid after such time shall be credited on the next Business Day.

     (b) Each Borrower agrees on behalf of itself that, with regard to late payments: (i) if such Borrower's Revolving Loan is past due, it shall pay to Lender a late payment fee equal to five percent (5%) of any payment of principal not paid when due (whether by maturity, acceleration or otherwise), and (ii) any Obligation of such Borrower not paid when due (whether by maturity, acceleration or otherwise) shall bear interest thereafter until paid at the Default Rate; provided that this Section 2.2(b) shall not be deemed to constitute a waiver of any Event of Default or an agreement by Lender to permit any late payments whatsoever. Any Revolving Loan not repaid by 5:00 p.m. on the third Business Day after such Revolving Loan is made shall be subject to the foregoing late payment fee.

     (c) "Default Rate" means six percent (6%) in excess of the interest rate with respect to amounts outstanding under the applicable Note. In no event shall the interest rate accruing under either Note be increased to be in excess of the maximum interest rate permitted by applicable state or federal usury laws then in effect.

     2.3 Prepayment. Each Borrower may prepay any portion of any of its Revolving Loans in whole or in part at any time without premium or penalty. Any prepayments in advance of any amortized payments shall be applied to reduce the outstanding principal amount of such Loans in the inverse chronological order of maturity. Notwithstanding the foregoing, in the event that a Borrower repays all of the outstanding principal of the Revolving Loans applicable to such Borrower prior to the maturity dates thereof with the proceeds of a loan from another financial institution, such Borrower agrees to pay to Lender a prepayment premium equal to two percent (2%) of the original principal amount of such Borrower's Revolving Loans.

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     2.4  Unused Line of Credit Fee. So long as this Agreement is in effect,
Grad Partners shall pay to Lender an unused line of credit fee at an annual rate equal to .05% of that portion of the Line of Credit that is not outstanding on each day (the "Unused Line of Credit Fee"), which shall be payable on the first
(1st) day of each calendar quarter in arrears for the previous calendar quarter with a final payment due on the termination of this Agreement. Any Revolving Loan that is repaid by 5:00 p.m. on the same business day such Revolving Loan is made shall not be deemed to be outstanding on such Business Day.

Section 3.   Representations And Warranties.

     Each Borrower hereby independently and severally, solely on behalf of itself, warrants and represents to Lender the following:

     3.1 Organization and Qualification. Borrower is a duly organized, validly existing corporation in good standing under the laws of the state in which it was incorporated, has the power and authority (corporate and otherwise) to carry on its business and to enter into and perform this Agreement, its Note and the other Loan Documents to which it is a party, and is qualified and licensed to do business in each jurisdiction in which such qualification or licensing is required. All information provided to Lender with respect to Borrower and its operations is true and correct, in all material respects.

     3.2. Due Authorization. The execution, delivery and performance by Borrower of this Agreement, its Security Agreement, its Note and the other Loan Documents to which it is a party have been duly authorized by all necessary corporate action, and shall not contravene any law or any governmental rule or order binding on Borrower, or the articles of incorporation or bylaws of Borrower, nor violate any agreement or instrument by which Borrower is bound nor result in the creation of a Lien on any assets of Borrower except the Lien granted to Lender herein. Borrower has duly executed and delivered to Lender this Agreement, its Security Agreement, its Note and the other Loan Documents to which it is a party and they are valid and binding obligations of Borrower enforceable according to their respective terms, except as limited by equitable principles and by bankruptcy, insolvency or similar laws affecting the rights of creditors generally. No notice to, or consent by, any governmental body is needed in connection with this transaction.

     3.3. Litigation. There are no suits or proceedings pending or threatened against or affecting Borrower, and no proceedings before any governmental body are pending or threatened against Borrower.

     3.4 Margin Stock. No part of the Loans to such Borrower shall be used to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulations U and X of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any margin stock. If requested by Lender, Borrower shall furnish to Lender statements in conformity with the requirements of Federal Reserve Form U-1.

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     3.5  Business. Borrower is not a party to or subject to any agreement or restriction that may have a material adverse effect on Borrower's business, properties or prospects.

     3.6 Licenses, etc. Borrower has obtained any and all licenses, permits, franchises, governmental authorizations, patents, trademarks, copyrights or other rights necessary for the ownership of its properties and the advantageous conduct of its business. Borrower possesses adequate licenses, patents, patent applications, copyrights, trademarks, trademark applications, and trade names to continue to conduct its business as heretofore conducted by it, without any conflict with the rights of any other person or entity. All of the foregoing are in full force and effect and none of the foregoing are in known conflict with the rights of others.

     3.7 Laws and Taxes. Borrower is in compliance with all laws, regulations, rulings, orders, injunctions, decrees, conditions or other requirements applicable to or imposed upon Borrower by any law or by any governmental authority, court or agency. Borrower has filed all required tax returns and reports that are now required to be filed by it in connection with any federal, state and local tax, duty or charge levied, assessed or imposed upon Borrower or its assets, including unemployment, social security, and real estate taxes. Borrower has paid all taxes which are now due and payable. No taxing authority has asserted or assessed any additional tax liabilities against Borrower which are outstanding on the Closing Date, and Borrower has not filed for any extension of time for the payment of any tax or the filing of any tax return or report.

     3.8 Financial Condition. All financial information relating to Borrower which has been or may hereafter be delivered by Borrower or on its behalf to Lender is true and correct and has been prepared in accordance with generally accepted accounting principles consistently applied. Borrower has no material obligations or liabilities of any kind not disclosed in that financial information, and there has been no material adverse change in the financial condition of Borrower nor has Borrower suffered any damage, destruction or loss which has adversely affected its business or assets since the submission of the most recent financial information to Lender.

     3.9 Title. Borrower has good and marketable title to the assets reflected on the most recent balance sheet submitted to Lender, free and clear from all liens and encumbrances of any kind, except for (collectively, the "Permitted Liens"): (a) current taxes and assessments not yet due and payable, (b) liens and encumbrances, if any, reflected or noted on such balance sheet or notes thereto, (c) assets disposed of in the ordinary course of business, (d) any security interests, pledges, assignments or mortgages granted to Lender to secure the repayment or performance of Borrower's Obligations, and (e) the subordinate lien and security interest of Student Loan Marketing Association ("SLMA") granted by Xpress pursuant to that certain Exportss Agreement dated as of March 1, 2002, between SLMA, Xpress and Fifth Third Bank as eligible lender trustee for Xpress (the "SLMA Agreement") in certain Student Loans in which SLMA has purchased a Participation Interest (as defined in the SLMA Agreement) and related Collateral.

     3.10 Defaults. Borrower is in compliance with all material agreements applicable to it and there does not now exist any default or violation by Borrower of or under any of the terms, conditions or obligations of (a) its Articles of Incorporation or Bylaws, or (b) any indenture,

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mortgage, deed of trust, franchise, permit, contract, agreement or other instrument to which Borrower is a party or by which it is bound, and the consummation of the transactions contemplated by this Agreement shall not result in such default or violation.

     3.11 Environmental Laws. (a) Borrower has obtained all permits, licenses and other authorizations or approvals which are required under Environmental Laws and Borrower is in compliance in all material respects with all terms and conditions of the required permits, licenses, authorizations and approvals, and is also in compliance in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws.

     (b) Borrower is not aware of, and has not received notice of, any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent compliance or continued compliance, in any material respect, with Environmental Laws, or may give rise to any material common law or legal liability, or otherwise form the basis of any material claim, action, demand, suit, proceeding, hearing, study or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, chemical, or industrial, toxic or hazardous substance or waste.

     (c) There is no civil, criminal or administrative action suit, demand, claim, hearing, notice or demand letter, notice of violation, investigation or proceeding pending or threatened against Borrower, relating in any way to Environmental Laws.

     (d) "Environmental Laws" means all federal, state, local and foreign laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial toxic or hazardous substances or wastes into the environment (including without limitation ambient air, surface water, ground water or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes, and any and all regulations, codes, plans, orders, decrees, judgments, injunctions, notices or demand letters issued, entered promulgated or approved thereunder.

     3.12 Subsidiaries and Partnerships. Borrower has no subsidiaries and is not a party to any partnership agreement or joint venture agreement, except that Grad Partners is the sole member of Education Funding Resources, LLC, a Delaware limited liability company (formerly known as Grad Partners Premier, LLC).

     3.13 ERISA. Borrower and all individuals or entities that, along with Borrower, would be treated as a single employer under ERISA or the Internal Revenue Code of 1986, as amended (an "ERISA Affiliate"), are in compliance with all of their obligations to contribute to any "employee benefit plan " as that term is defined in Section 3(3) of ERISA. Borrower and each of its ERISA Affiliates are in full compliance with ERISA, and there exists no event described in Section 4043(b) thereof ("Reportable Event"). "ERISA" means the federal Employee

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Retirement Income Security Act of 1974, and any regulations promulgated thereunder from time to time, as amended or as may be replaced by a successor statute.

Section 4. Affirmative Covenants. Each Borrower independently and severally, solely on behalf of itself, covenants with, and represents and warrants to Lender that, from and after the Closing Date until such Borrower's Obligations are paid and satisfied in full:

       4.1 Access to Business Information. Borrower shall maintain proper books of account and records and enter therein complete and accurate entries and records of all of its transactions in accordance with generally accepted accounting principles and give representatives of Lender access thereto at all reasonable times, including permission to: (a) examine, copy and make abstracts from any such books and records and such other information which might be helpful to Lender in evaluating the status of the Loans as it may reasonably request from time to time, and (b) communicate directly with any of Borrower's officers, employees, agents, accountants or other financial advisors with respect to the business, financial conditions and other affairs of the Borrower.

       4.2 Inspection of Collateral. Borrower shall give Lender reasonable access to its Collateral and the other property securing the Obligations relating to such Borrower for the purpose of performing examinations thereof and to verify its condition or existence.

       4.3 Financial Statements. Borrower shall maintain a standard and modern system for accounting and shall furnish to Lender:

            (a) Within ninety (90) days after the end of each quarter, a copy of Borrower's consolidated financial statements for that month and for the year to date in a form reasonably acceptable to Lender, prepared and certified as complete and correct, subject to changes resulting from year-end adjustments, by the principal financial officer of Borrower;

            (b) Within ninety (90) days after the end of each fiscal year, a copy of Borrower's consolidated financial statements for that year audited by a firm of independent certified public accountants acceptable to Lender (which acceptance shall not be unreasonably withheld), and accompanied by a standard audit opinion of such accountants without qualification;

            (c) All of the statements referred to in (a) and (b) above shall be in conformance with generally accepted accounting principles;

            (d) With the statements submitted under (a) and (b) above, a certificate signed by the principal financial officer of Borrower, (i) stating he is familiar with all documents relating to Lender and that no Event of Default specified in this Agreement, nor any event which upon notice or lapse of time, or both would constitute such an Event of Default, has occurred, or if any such condition or event existed or exists, specifying it and describing what action Borrower has taken or proposes to take with respect thereto, and (ii) setting forth, in summary form, figures showing the financial status of Borrower in respect of the financial restrictions contained in this Agreement;

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          (e)  Immediately upon any officer of Borrower obtaining knowledge of any condition or event which constitutes or, after notice or lapse of time or both, constitutes an Event of Default, a certificate of such person specifying the nature and period of the existence thereof, and what action Borrower has taken or is taking or proposes to take in respect thereof; and

          (f) Upon request, copies of all federal, state and local income tax returns and such other information as Lender may reasonably request.

     If at any time Borrower has any additional subsidiaries which have financial statements that could be consolidated with those of Borrower under generally accepted accounting principles, the financial statements required by subsections (a) and (b) above shall be the financial statements of Borrower and all such subsidiaries prepared on a consolidated and consolidating basis.

     4.4 Taxes. Borrower shall pay when due all taxes, assessments and other governmental charges imposed upon it or its assets, franchises, business, income or profits before any penalty or interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which by law might be a lien or charge upon any of its assets, provided that (unless any material item or property would be lost, forfeited or materially damaged as a result thereof) no such charge or claim need be paid if it is being diligently contested in good faith, if Lender is notified in advance of such contest and if Borrower establishes an adequate reserve or other appropriate provision required by generally accepted accounting principles and deposits with Lender cash or bond in an amount acceptable to Lender.

     4.5 Existence; Business. Borrower shall (a) maintain its existence as a corporation, (b) continue to engage primarily in business of the same general character as that now conducted, and (c) refrain from entering into any lines of business substantially different from the business or activities in which Borrower is presently engaged.

     4.6 Compliance with Laws. Borrower shall comply with all federal, state and local laws, regulations and orders applicable to Borrower or its assets including but not limited to all Environmental Laws, in all respects material to Borrower's business, assets or prospects and shall immediately notify Lender of any violation of any rule, regulation, statute, ordinance, order or law relating to the public health or the environment and of any complaint or notifications received by Borrower regarding to any environmental or safety and health rule, regulation, statute, ordinance or law. Borrower shall obtain and maintain any and all licenses, permits, franchises, governmental authorizations, patents, trademarks, copyrights or other rights necessary for the ownership of its properties and the advantageous conduct of its business and as may be required from time to time by applicable law.

     4.7 Notice of Default. Borrower shall, within three (3) days of its knowledge thereof, give written notice to Lender of: (a) the occurrence of any event or the existence of any condition which would be, after notice or lapse of applicable grace periods, an Event of Default, and (b) the occurrence of any event or the existence of any condition which would prohibit or limit the

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ability of Borrower to reaffirm any of the representations or warranties, or to perform any of the covenants, set forth in this Agreement.

     4.8 Costs. Borrower shall reimburse Lender for any and all fees, costs and expenses including, without limitation, reasonable attorneys' fees, other professionals' fees, expert fees, court costs, litigation and other expenses (collectively, the "Costs") incurred or paid by Lender or any of its officers, employees or agents and allocated or charged by Lender to such Borrower in its reasonable judgment in connection with: (a) the preparation, negotiation, procurement, review, administration or enforcement of the Agreement, Borrower's Note, any other Loan Documents or any instrument, agreement, document, policy, consent, waiver, subordination, release of lien, termination statement, satisfaction of mortgage, financing statement or other lien search, recording or filing related thereto (or any amendment, modification or extension to, or any replacement or substitution for, any of the foregoing), whether or not any particular portion of the transactions contemplated during such negotiations is ultimately consummated, and (b) the defense, preservation and protection of Lender's rights and remedies thereunder, including without limitation, its security interest in its Collateral or any other property pledged to secure the Loans, whether incurred in bankruptcy, insolvency, foreclosure or other litigation or proceedings or otherwise. The Costs shall be due and payable upon demand by Lender. If Borrower fails to pay its share of the Costs when due upon such demand, Lender is entitled to disburse such sums as an advance to such Borrower under the Line of Credit. Thereafter, the Costs shall bear interest from the date incurred or disbursed at the highest rate set forth in the Note for such Borrower. This provision shall survive the termination of this Agreement and/or the repayment of any amounts due or the performance of any Obligation.

     4.9 Depository/Banking Services. So long as this Agreement is in effect, Lender shall be the principal depository in which substantially all of Grad Partners' funds are deposited, and the principal bank of account of Grad Partners, as long as this Agreement is in effect, and Grad Partners shall grant Lender the first and last opportunity to provide any corporate banking services required by Grad Partners and its Affiliates, including, without limitation, payroll, cash management and employee benefit plan services.

     4.10 Other Amounts Deemed Loans. If Borrower fails to pay any tax, assessment, governmental charge or levy or to maintain insurance within the time permitted or required by this Agreement, or to discharge any Lien prohibited hereby, or to comply with any other Obligation, Lender may, but shall not be obligated to, pay, satisfy, discharge or bond the same for the account of such Borrower, and to the extent permitted by law and at the option of Lender, all monies so paid by Lender on behalf of such Borrower shall be deemed Revolving Loans and Obligations of such Borrower.

     4.11 Further Assurances. Borrower shall execute, acknowledge and deliver, or cause to be executed, acknowledged or delivered, any and all such further assurances and other agreements or instruments, and take or cause to be taken all such other action, as shall be reasonably necessary from time to time to give full effect to the Loan Documents and the transactions contemplated thereby.

Section 5. Negative Covenants. Each Borrower independently and severally, solely on behalf of itself, covenants with, and represents and warrants to, Lender that, from and after the Closing Date until the Obligations of such Borrower are paid and satisfied in full:

       5.1 Indebtedness. Borrower shall not incur, create, assume or permit to exist any additional indebtedness for borrowed money (other than the Obligations of Borrower) or indebtedness on account of deposits, advances or progress payments under contracts, notes, bonds, debentures or similar obligations or other indebtedness evidenced by notes, bonds, debentures, capitalized leases or similar obligations.

       5.2 Prepayments. Borrower shall not voluntarily prepay any indebtedness owing by Borrower prior to the stated maturity date thereof other than (i) the Obligations of Borrower and (ii) indebtedness to trade creditors where the prepayment shall result in a discount on the amount due.

       5.3 Leases. Borrower shall not enter into any lease of real or personal property as the lessee, or become or remain liable in any way whether by assignment, as guaranty or other surety, if the aggregate amount of all payments due under such lease and all other leases of Borrower then in effect would exceed $250,000 in any fiscal year.

       5.4 Capital Expenditures. Borrower shall not make or incur, in any fiscal year, any expenditure for real estate, plant, machinery, equipment, or other similar expenditure (including all renewals, improvements and replacements thereto, and all obligations under any lease of any of the foregoing) that would be capitalized on the balance sheet of Borrower in accordance with generally acceptable accounting principles in excess of $250,000, in the aggregate for such in fiscal year.

       5.5 Pledge or Encumbrance of Assets. Other than the Permitted Liens, Borrower shall not create, incur, assume or permit to exist, arise or attach any Lien in any present or future asset, except for Liens to Lender, Liens existing on the Closing Date that have been disclosed to and approved by Lender, and Liens imposed by law which secure amounts not at the time due and payable. Borrower shall not create or permit, directly or indirectly, any prohibition or restriction on the creation or existence of a Lien in favor of Lender upon the assets of Borrower, nor create any contractual obligation which may restrict or inhibit Lender's rights or abilities to sell or otherwise dispose of all or any part of its Collateral after the occurrence of an Event of Default.

       5.6 Guarantees and Loans. Borrower shall not enter into any direct or indirect guarantees other than by endorsement of checks for deposit or other than in the ordinary course of business, nor make any advance or loan, including, without limitation, loans and advances to employees of Borrower, other than such advances or loans extended in the ordinary course of business as presently conducted, which includes the advances to graduate school institutions or other student loan originators for the initial disbursement of student loans.

       5.7 Capital Stock; Dividends. Borrower shall not, after the occurrence of an Event of Default, issue any additional shares of its capital stock, nor grant any warrants, options or other rights to purchase such stock. Borrower shall not, after the occurrence of an Event of Default, (a) declare or pay any dividend or distributions (except stock dividends) on its capital stock, (b) make any payments of any kind to its shareholders (including, without limitation, debt repayments, payments for goods or services or otherwise, but excluding ordinary salary payments to shareholders employed by Borrower) or (c) redeem any shares of its capital stock in any fiscal year.

       5.8 Merger; Disposition of Assets. Borrower shall not (a) change its capital structure, (b) merge or consolidate with any entity, (c) amend or change its Articles of Incorporation or Bylaws or (d) sell, lease, transfer or otherwise dispose of, or grant any person an option to acquire, or sell and leaseback, all or any substantial portion of its assets, whether now owned or hereafter acquired.

       5.9 Transactions with Affiliates. Borrower shall not (a) directly or indirectly issue any guarantee for the benefit of any of its Affiliates, (b) directly or indirectly make any loans or advances to, or investments in, any of its Affiliates, (c) enter into any transaction with any of its Affiliates, other than (y) transactions contemplated by the Loan Documents or (z) transactions entered into in the ordinary course of business upon fair and commercially reasonable terms determined by Lender to be no less favorable to Borrower than could be obtained in a comparable arms-length transaction with an unaffiliated person, or (d) divert (or permit anyone to divert) any of its business opportunities to any Affiliate or any other corporate or business entity in which Borrower or its shareholders holds a direct or indirect interest. "Affiliate" means, as to Borrower, (a) any person or entity which, directly or indirectly, is in control of, is controlled by or is under common control with, Borrower, or (b) any person who is a director, officer or employee (i) of Borrower or (ii) of any person described in the preceding clause (a).

       5.10 Investments. Borrower shall not purchase or hold beneficially any stock, securities or evidences of indebtedness of, or make any investment or acquire any interest in, or make any advance or loan to, or assume any liability on behalf of, any other individual, partnership, company, association or other business enterprise or entity other than short term investments of excess working capital in one or more of the following: (a) investments (of one year or less) in direct or guaranteed obligations of the United States, or any agencies thereof; and (b) investments (of one year or less) in certificates of deposit of banks or trust companies organized under the laws of the United States or any jurisdiction thereof, provided that such banks or trust companies are insured by the Federal Deposit Insurance Corporation and have capital in excess of $25,000,000.

Section 6.  Events of Default and Remedies.

       6.1 Events of Default. The occurrence of any of the following events shall be an Event of Default (each, an "Event of Default"):

       (a) Any representation or warranty made by or on behalf of either Borrower or the Guarantor herein, in any of the Loan Documents or in any other statement, certificate or document delivered to Lender pursuant to any such Loan Document, is incorrect in any material respect when made or reaffirmed; or

       (b) Either Borrower defaults in the payment of any principal or interest on any Obligation when due and payable, by acceleration or otherwise; or

       (c) Either Borrower or the Guarantor fails to observe, comply with or perform any other covenant, condition or agreement herein or in any of the other Loan Documents and fails to cure such default within 30 days of the occurrence thereof, provided that such 30-day grace period shall not apply to (i) a breach of any covenant that, in Lender's good faith judgment, cannot be cured, (ii) any failure to permit inspection by Lender, or its agent, of such Borrower's Collateral or of the books and records of either Borrower in accordance with
Section 4.1 hereof or of the Guarantor, if applicable, (iii) any breach in any negative covenant set forth in Section 5 hereof, or (iv) any breach of any covenant that has already been breached; or

       (d) A court enters a decree or order for relief with respect to either Borrower or the Guarantor in an involuntary case under any applicable bankruptcy, insolvency or other similar law then in effect, or appoints a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of either Borrower or the Guarantor for any substantial part of its property, or orders the wind-up or liquidation of its affairs; or a petition initiating an involuntary case under any such bankruptcy, insolvency or similar law is filed and is pending for thirty (30) days without dismissal; or

       (e) Either Borrower or the Guarantor commences a voluntary case under any applicable bankruptcy, insolvency or other similar law in effect, or makes any general assignment for the benefit of creditors, or fails generally to pay its debts as such debts become due, or takes corporate action in furtherance of any of the foregoing; or

       (f) Either Borrower defaults under the terms of any indebtedness or lease that, individually or in the aggregate, involves total payment obligations of such Borrower in excess of $100,000 and such default gives any creditor or lessor the right to accelerate the maturity of any such indebtedness or lease payments, which right is not contested by such Borrower or is determined by any court of competent jurisdiction to be valid; or

       (g) Any judgment, order or decree for the payment of money in excess of $100,000 is rendered against either Borrower and remains undischarged for 10 days during which time execution is not effectively stayed; or

       (h) Any event occurs that may, in Lender's reasonable opinion, have a material adverse effect upon either Borrower's Collateral or upon either Borrower's financial condition, operations, assets or prospects, or on any other property securing the repayment of the Obligations; or

       (i) A change occurs in the ownership of either Borrower such that ten percent (10%) of the outstanding common stock or, in the event that different classes of stock exist with different voting powers, the outstanding voting stock of such Borrower is no longer owned by those parties owning such stock on the Closing Date; or

       (j) An Event of Default occurs under any Loan Document, or any Guarantor of any of the Obligations denies his obligation to guaranty any Obligations then existing or attempts to limit or terminate his obligation to guaranty any future Obligations, including future Revolving Loans; or

       (k)  The death or dissolution of either Borrower or any Guarantor; or

       (l) The commencement of any foreclosure proceedings, proceedings in aid of execution, attachment actions, levies against, or the filing by any taxing authority of a Lien against any of the Collateral of either Borrower or any property securing the repayment of any of the Obligations; or

       (m) The loss, theft or substantial damage to the Collateral of either Borrower or any property securing the repayment of the Obligations if the result of such occurrence shall be, in Lender's reasonable judgment, the failure or inability of either Borrower to continue substantially normal operation of its business within thirty (30) days of the date of such occurrence; or

       (n) Lender ceases to be either Grad Partners' (i) principal depository bank in which substantially all of such Borrower's funds are deposited, or (ii) principal bank of account; or

       (o) (i) the validity or effectiveness of any of the Loan Documents or its transfer, grant, pledge, mortgage, or assignment by the party executing such Loan Document is impaired; (ii) any party executing any of the Loan Documents asserts that any of such Loan Documents is not a legal, valid and binding obligation of the party thereto enforceable in accordance with its terms; (iii) the security interest or Lien purporting to be created by any of the Loan Documents shall for any reason cease to be a valid, perfected Lien subject to no other Liens other than Liens permitted by the terms of this Agreement; or (iv) any Loan Document is amended, hypothecated, subordinated, terminated or discharged, or any person is released from any of its covenants or obligations under any of the Loan Documents except as permitted by Lender in writing; or

       (p) A Reportable Event (as defined in ERISA) occurs with respect to any employee benefit plan maintained by either Borrower or either Borrower's ERISA Affiliate for its employees other than a Reportable Event caused solely by a decrease in employment; or a trustee is appointed by a United States District Court to administer any employee benefit plan; or the Pension Benefit Guaranty Corporation institutes proceedings to terminate any of the employee benefit plans of either Borrower or either Borrower's ERISA Affiliate; or

       (q) other than Liens in favor of the Lender or either Borrower, the filing of any Lien or charge against the Collateral of either Borrower or any part thereof which is not removed to the satisfaction of Lender within a period of 30 days thereafter.

       6.2 Remedies. If any Event of Default occurs with respect to either Borrower or both Borrowers, both Borrowers shall be in default hereunder and Lender may cease advancing money hereunder to either Borrower or to both Borrowers hereunder and Lender may elect to exercise any one or more of the following remedies against either Borrower or both Borrowers, all without presentment, demand, protest or notice of any kind, as the same are hereby expressly waived by each Borrower, unless otherwise required by applicable law:

       (a) declare all Obligations of such Borrower or the Borrowers to be immediately due and payable, whereupon such Obligations shall immediately become due and payable, or

       (b) proceed to realize upon the Collateral of such Borrower or any property securing the Obligations of such Borrower, including, without limitation, causing all or any part of the Collateral of such Borrower to be transferred or registered in its name or in the name of any other person, firm or corporation, with or without designation of the capacity of such nominee, and such Borrower shall be independently and severally liable (but not jointly liable) for any deficiency for the repayment of such Borrower's Obligations remaining after disposition of any Collateral of such Borrower and waives all valuation and appraisement laws, or

       (c) offset and apply to all or any part of the Obligations of such Borrower all moneys, credits and other property of any nature whatsoever of such Borrower now or at any time hereafter in the possession of, in transit to or from, under the control or custody of, or on deposit with (whether held by such Borrower individually or jointly with another party), Lender, including but not limited to certificates of deposit, or

       (d) exercise any and all rights and remedies provided by applicable law and the Loan Documents.

       With respect to the remedies set forth in paragraphs (b) through (d) above, Lender understands and agrees that it may use the Collateral of a particular Borrower only to offset or extinguish or as security for the Obligations of that particular Borrower.

       6.3 Default Rate. After the occurrence of an Event of Default, all amounts of principal outstanding as of the date of the occurrence of such Event of Default shall accrue interest at the Default Rate, in Lender's sole discretion, without notice to either Borrower. This provision does not constitute a waiver of any Event of Default or an agreement by Lender to permit any late payments whatsoever.

       6.4 No Remedy Exclusive. No remedy set forth herein is exclusive of any other available remedy or remedies, but each is cumulative and in addition to every other remedy available under this Agreement, the Loan Documents or as may be now or hereafter existing at law, in equity or by statute, and each may be exercised together, separately and in any order. Each Borrower waives any requirement of marshalling of assets that may be secured by any of the Loan Documents.

       6.5 Effect of Termination. The termination of this Agreement shall not affect any rights of either party or any obligation of either party to the other, arising prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights created or Obligations incurred prior to such termination have been fully disposed of, concluded or liquidated. The security interest, lien and rights granted to Lender hereunder and under the Loan Documents shall continue in full force and effect, notwithstanding the termination of this Agreement or the fact that no Revolving Loans are outstanding to one or both of the Borrowers, until all of the Obligations have been paid in full.

       6.6 No Adequate Remedy at Law. Borrower recognizes that no remedy at law shall provide adequate relief to Lender in the event that either Borrower shall fail to pay, perform, observe or discharge any of its Obligations under this Agreement, its Note or the other Loan Documents, and, accordingly, Lender and each Borrower agree that Lender shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving that it has incurred actual damages.

Section 7.  Conditions Precedent.

       7.1 Conditions to Initial Loans. Lender shall have no obligation to make or advance the initial Revolving Loan until each of the following conditions precedent shall have been satisfied:

       (a) Each Borrower shall execute and deliver to Lender, in form and substance satisfactory to Lender, each of the following:

            (i)    a Revolving Note executed by such Borrower in the form of
Exhibit 2.1 attached hereto.

            (ii) a Certificate of Borrower in the form of Exhibit 7.1(a) and all attachments thereto.

            (iii) the Grad Partners Security Agreement or the Express Security Agreement, as appropriate, in the form of Exhibit 1A or Exhibit 1B, as appropriate, attached hereto.

            (iv)   All appropriate financing statements (Form UCC-1).

       (b) Each Borrower shall also deliver to Lender, in form and substance satisfactory to Lender in its sole discretion, each of the following:

            (i) A favorable opinion of counsel to the Borrower, substantially in the form of Exhibit 7.1(b)(i) attached hereto.

            (ii)   An executed Guaranty, in a form satisfactory to Lender.

            (iii) A Certificate of Guarantor in the form of Exhibit 7.1(b)(iii) and all attachments thereto.

            (iv) UCC searches, tax lien and litigation searches, insurance certificates, notices or other documents which Lender may require to reflect, perfect or protect Lender's first priority lien in such Borrower's Collateral and all other property pledged to secure the Obligations and to fully consummate this transaction.

            (v) All requisite releases of liens, termination statements and satisfactions of mortgages necessary to release all liens and encumbrances against such Borrower's Collateral and any other property pledged to secure the Loans and all requisite waivers and subordination agreements, in a form satisfactory to Lender, to be executed and delivered by each Borrower's landlords, warehousemen and mortgagees that are necessary to grant Lender a first priority security interest in such Borrower's Collateral.

            (vi) Such additional information and materials as Lender may reasonably request.

       (c) Lender shall have completed to its reasonable satisfaction an audit of the books and records of each Borrower, including such Borrower's Collateral. It is understood, however, that any such audit by Lender shall in no respect waive Lender's rights to pursue remedies upon an Event of Default.

       7.2 Conditions to Each Revolving Loan. Lender shall have no obligation to advance additional Revolving Loans unless, as to each such loan, the following statements shall be true and correct:

            (a) Each of the representations and warranties contained herein and in the Loan Documents shall be correct in all material respects, and each shall be deemed to be reaffirmed as of the date of each such Revolving Loan;

            (b) No event shall have occurred and be continuing, or would result from such Revolving Loan, which constitutes an Event of Default, or would constitute an Event of Default but for the requirement that notice be given or lapse of time or both;

            (c) The aggregate unpaid principal amount of the Revolving Loans after giving effect to such Revolving Loan shall not violate the lending limits set forth in Section 2.1 of this Agreement.

            The acceptance by each Borrower of the proceeds of each Revolving Loan shall be deemed to constitute a representation and warranty by such Borrower that the conditions in this Section 7.2 of the Agreement, other than those that have been waived in writing by Lender, have been satisfied.

Section 8.  Miscellaneous Provisions.

       8.1 Miscellaneous. This Agreement, the exhibits and the other Loan Documents are the complete agreement of the parties hereto and supersede all previous understandings relating to the subject matter hereof. This Agreement may be amended only in writing signed by the party against whom enforcement of the amendment is sought. This Agreement may be executed in counterparts. If any part of this Agreement is held invalid, illegal or unenforceable, the remainder of this Agreement shall not in any way be affected. This Agreement is and is intended to be a continuing agreement and shall remain in full force and effect until the Loans are finally and irrevocably paid in full and the Line of Credit is terminated.

     8.2 Waiver by Borrower. Each Borrower waives notice of non-payment, demand, presentment, protest or notice of protest of any of such Borrower's Collateral, and all other notices (except those notices specifically provided for in this Agreement); consents to any renewals or extensions of time of payment thereof. Each Borrower hereby waives all suretyship defenses, including but not limited to, all defenses set forth in Section 3-605 of the Ohio Uniform Commercial Code. Such waiver is entered to the full extent permitted by Section 3-605 (i) of the Ohio Uniform Commercial Code.

     8.3 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective legal representatives, successors and assigns of the parties hereto; however, neither Borrower may assign or transfer any of its rights or delegate any of its Obligations under this Agreement or any of the Loan Documents, by operation of law or otherwise. Lender (and any subsequent assignee) may transfer and assign any of its rights or delegate any of its duties under this Agreement or may transfer or assign partial interests or participations in the Loans to other persons. Lender may disclose to all prospective and actual assignees and participants all financial, business and other information about each Borrower that Lender may possess at any time.

     8.4 Security. The Obligations are secured as provided herein, in this Agreement, the Security Agreement, in the Loan Documents and in each other document or agreement that by its terms secures the repayment or performance of the Obligations.

     8.5 Survival. All representations, warranties, covenants and agreements made by each Borrower herein and in the Loan Documents shall survive the execution and delivery of this Agreement, the Loan Documents and the issuance of the Note.

     8.6 Delay or Omission. No delay or omission on the part of Lender in exercising any right, remedy or power arising from any Event of Default shall impair any such right, remedy or power or any other right remedy or power or be considered a waiver of any right, remedy or power or any Event of Default nor shall the action or omission to act by Lender upon the occurrence of any Event of Default impair any right, remedy or power arising as a result thereof or affect any subsequent Event of Default of the same or different nature.

     8.7 Notices. Any notices under or pursuant to this Agreement shall be deemed duly sent when delivered in hand or when mailed by registered or certified mail, return receipt requested, addressed as follows:

          To Grad Partners:     Grad Partners, Inc.
                                Six East Fourth Street
                                Suite 300
                                Cincinnati, Ohio 45202
                                Attention: Michael Shaut, President

          To Xpress:            Student Loan Xpress, Inc.
                                12760 High Bluff Drive
                                Suite 210
                                San Diego, California 92130
                                Attention: Douglas L. Feist, Executive Vice
                                       President and Secretary

          To Lender:            Fifth Third Bank
                                38 Fountain Square Plaza
                                Cincinnati, Ohio 45263
                                Attention: Andrew Hauck

     Any party may change such address by sending written notice of the change to the other parties hereto.

     8.8 No Partnership. Nothing contained herein or in any of the Loan Documents is intended to create or shall be construed to create any partnership, joint venture or other relationship between Lender and either Borrower or between the Borrowers, other than as expressly set forth herein or therein and shall not create any joint venture, partnership or other relationship.

     8.9 Indemnification. If after receipt of any payment of all or part of the Obligations, Lender is for any reason compelled to surrender such payment to any person or entity, because such payment is determined to be void or voidable as a preference, impermissible setoff, or diversion of trust funds, or for any other reason, this Agreement shall continue in full force and effect and the Borrower to whom such Obligation relates shall be liable to, and shall indemnify, save and hold Lender, its officers, directors, attorneys, and employees harmless of and from the amount of such payment surrendered. The provisions of this Section shall be and remain effective notwithstanding any contrary action which may have been taken by Lender in reliance on such payment, and any such contrary action so taken shall be without prejudice to Lender's rights under this Agreement and shall be deemed to have been conditioned upon such payment becoming final, indefeasible and irrevocable. In addition, each Borrower independently and severally, solely on behalf of itself, shall indemnify, defend, save and hold Lender, its officers, directors, attorneys, and employees harmless of, from and against all claims, demands, liabilities, judgments, losses, damages, costs and expenses, joint or several (including all accounting fees and attorneys' fees reasonably incurred), that Lender or any such indemnified party may incur relating to such Borrower arising out of this Agreement, any of the Loan Documents or any act taken by Lender hereunder except for the willful misconduct or gross negligence of such indemnified party. The provisions of this Section shall survive the termination of this Agreement.

     8.10 Power of Attorney. Each Borrower hereby appoints and shall cause the Guarantor to appoint Lender as its attorney-in-fact to endorse their names on all instruments and other documents payable to either Borrower or Guarantor. Lender shall be entitled, but not required, to perform any action or execute any document required to be taken or executed by each Borrower or the Guarantor under this Agreement and the other Loan Documents; provided that neither Borrower nor the Guarantor shall be relieved of such obligation under this Agreement and the other Loan Documents. The powers of attorney described in this Section are coupled with an interest and are irrevocable.

     8.11 Governing Law; Jurisdiction. This Agreement, the Notes and the other Loan Documents shall be governed by the domestic laws of the State of Ohio. Each Borrower agrees that the state and federal courts in Hamilton County, Ohio, or any other court in which Lender initiates proceedings have exclusive jurisdiction over all matters arising out of the Loan Documents to which it is a party, and that service of process in any such proceeding shall be effective if mailed to the Borrower at the addresses described in the Notices section of this Agreement. LENDER AND EACH BORROWER HEREBY WAIVE THE RIGHT TO TRIAL BY JURY OF ANY MATTERS ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     8.12 Confession of Judgment. Each Borrower authorizes any attorney of record to appear for it in any court of record in the State of Ohio, after an Obligation of such Borrower becomes due and payable whether by its terms or upon default, waives the issuance and service of process, releases all errors and rights of appeal, and confesses a judgment against it in favor of the holder of such Obligation, for the principal amount of such Obligation plus interest thereon, together with court costs and attorneys' fees. Stay of execution and all exemptions are hereby waived. If an Obligation is referred to an attorney for collection, and the payment is obtained without the entry of a judgment, the obligors shall pay to the holder of such Obligation its attorneys' fees. Each Borrower waives any conflict of interest caused by an attorney that represents Lender acting as attorney for such Borrower as set forth in this paragraph. Each Borrower also agrees that the attorney acting for such Borrower as set forth in this paragraph may be compensated by Lender for such services, and such Borrower waives any conflict of interest caused by such compensation arrangement.

                            [Signature page follows]

     IN WITNESS WHEREOF, the Borrowers and Lender have executed this Agreement by their respective duly authorized officers as of the date first above written.


     WARNING - BY SIGNING THIS PAPER, YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME, A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT OR ANY OTHER CAUSE.

                                        GRAD PARTNERS:

                                                GRAD PARTNERS, INC.

                                        By:    /s/ Perry D. Moore
                                               --------------------------------
                                        Title: Senior Vice President - Finance
                                               --------------------------------



                                        XPRESS:

                                                STUDENT LOAN XPRESS, INC.

                                        By:    /s/ Perry D. Moore
                                               --------------------------------
                                        Title: Senior Vice President - Finance
                                               --------------------------------



                                        LENDER:

                                                FIFTH THIRD BANK

                                        By:    /s/ A. Hauck
                                               --------------------------------
                                        Title: Senior Vice President
                                               --------------------------------

        (Signature Page for Second Amended and Restated Credit Agreement)

                                    Exhibit 1

                               Security Agreement

                                   Exhibit 2.1

                              Revolving Credit Note

                                 Exhibit 7.1(a)

                             Certificate of Borrower

                                Exhibit 7.1(b)(i)

                               Opinion of Counsel

                                       26

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                               Exhibit 7.1(b)(iii)

                            Certificate of Guarantor

                                       27